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                            REVOLVING PROMISSORY NOTE

                                   (AD&C Loan)

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                                                                Phoenix, Arizona
$15,000,000.00                                                 February 10, 2003

     FOR VALUE RECEIVED, BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation ("Borrower"), promises unconditionally to pay to the order of RESIDENTIAL FUNDING CORPORATION, a Delaware corporation ("Holder"), in lawful money of the United States of America, in immediately available funds, the principal sum of Fifteen Million and No/100 Dollars ($15,000,000.00), or the portion of such principal amount outstanding from time to time, together with interest on such unpaid principal balance, as more fully provided below.

     This Revolving Promissory Note (this "Note") is executed pursuant to a Loan Agreement dated as of even date herewith between Borrower and Holder (together with any and all extensions, renewals, modifications and restatements thereof, the "Loan Agreement") and evidences advances under a revolving acquisition, development and construction loan (the "Loan").

Section 1   Definitions

     As used herein, the term "Holder" shall mean Holder and any subsequent holder of this Note, whichever is applicable from time to time. Initially capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement. The Loan Agreement and all other documents now or hereafter executed in connection with the Loan are collectively referred to herein as the "Loan Documents."

Section 2   Interest

     (a) Except as otherwise provided herein, interest shall be computed and shall accrue at a variable interest rate per annum equal to LIBOR plus 4.75%, adjusted monthly on the first Business Day of each calendar month. As used herein, "LIBOR" means the average of interbank offered rates for 30-day dollar deposits in the London market based on quotations of five major banks, as published from time to time in The Wall Street Journal. In the event that The Wall Street Journal ceases to be published or ceases to publish such a compilation of interbank offered rates, the Borrower and the Lender will agree on a substitute source and method of determining the interest rate generally known as the one-month (or 30-day) LIBOR rate.

     (b) Interest shall be computed on the outstanding principal balance of the Loan on the basis of the actual number of days elapsed during the period for which interest is being charged predicated on a year consisting of three hundred sixty five (365) days.

Section 3   Principal and Interest Payments

     (a) Borrower shall make the principal payments required by Section 2.8 of the Loan Agreement.

     (b) On or before the 5th Business Day of each month, commencing with the first month after the Holder has made a disbursement pursuant to the terms of the Loan Agreement, the Holder shall send to Borrower a statement setting forth the amount of interest due for the previous month. Borrower shall pay the interest due for the previous month on or before the 15th calendar day of the month in which it has received the Holder's statement of interest due.

     (c) If any payment of interest or principal to be made by Borrower shall become due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing any interest with respect to such payment.

Section 4   Maturity Date

     The unpaid principal balance hereof, together with all unpaid interest accrued thereon, and all other amounts payable by Borrower under the terms of the Loan Documents shall be due and payable on the first to occur (the "Maturity Date") of (i) the date which is 6 years after the date of this Note, or (ii) the date on which this Note is required to be repaid pursuant to the Loan Agreement, including, without limitation, Section 8.2 of the Loan Agreement. If the Maturity Date should fall on a day other than a Business Day, payment of the outstanding principal and all unpaid interest due under the terms hereof shall be made on the next succeeding Business Day and such extension of time shall be included in computing any interest in respect of such payment.

Section 5  Prepayment

     Except as provided in the Loan Agreement, Borrower shall have the option to prepay a Project Loan in full but not in part upon 30 days prior written notice to the Holder. No Prepayment Premium or other penalty shall be required for prepayments of any Project Loan.

Section 6   Manner of Payment

     Principal and interest are payable in lawful money of the United States of America. Payments shall be made in the manner prescribed in Section 2.11 of the Loan Agreement or in accordance with such other instructions that Holder may from time to time designate in writing.

Section 7   Applications of Payments; Late Charges

     (a) Payments received by Holder pursuant to the terms hereof shall be applied in the manner required by Section 2.12 of the Loan Agreement.

     (b) If any installment of interest and/or the payment of principal is not received by Holder within 5 Business Days after the due date thereof, then in addition to the remedies conferred upon Holder pursuant to Section 8 hereof and the other Loan Documents, the Holder


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

may elect to assess a late charge of 4% of the amount of the installment due and unpaid, which such late charge will be added to the delinquent amount to compensate Holder for the expense of handling the delinquency. Borrower and Holder agree that such late charge represents a good faith and fair and reasonable estimate of the probable cost to Holder of such delinquency. Borrower acknowledges that during the time that any such amount shall be in default, Holder will incur losses which are impracticable, costly and inconvenient to ascertain and that such late charge represents a reasonable sum considering all of the circumstances existing on the date of the execution of this Note and represents a reasonable estimate of the losses Holder will incur by reason of late payment. Borrower further agrees that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of such late charge shall not constitute a waiver of the default with respect to the overdue installment, and shall not prevent Holder from exercising any of the other rights and remedies available hereunder.

Section 8   Remedies

     Upon the occurrence of an Event of Default and without demand or notice, Holder shall have the option to declare the entire balance of principal together with all accrued interest thereon immediately due and payable and to exercise all rights and remedies available to it under the Loan Agreement and all other Loan Documents. Upon the occurrence of an Event of Default (and so long as such Event of Default shall continue), the entire balance of principal together with all accrued interest thereon shall bear interest at the Interest Rate plus 2% (the "Default Rate"). No delay or omission on the part of Holder hereof in exercising any right under this Note or under any of the Loan Documents shall operate as a waiver of such right. The application of the Default Rate shall not be interpreted or deemed to extend any cure period set forth in any Loan Document or otherwise limit in any way any of Holder's remedies hereunder or thereunder.

Section 9   Waiver

     Borrower hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of Borrower hereunder, Holder may extend the Maturity Date or the time for payment of any installment due hereunder, accept security, release any party liable hereunder and release any security hereafter securing this Note. Borrower further waives, to the full extent permitted by law, the right to plead any and all statutes of limitations as a defense to any demand on this Note, any other Loan Document or on any Deed of Trust, security agreement or other agreement now or hereafter securing this Note.

Section 10   Attorneys' Fees

     If this Note is not paid when due or if any Event of Default occurs, Borrower promises to pay all costs of enforcement and collection, including, but not limited to, Holder's reasonable attorneys' fees, whether or not any action or proceeding is brought to enforce the provisions hereof, including, without limitation, any action or proceeding in connection with any bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceeding.


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

Section 11   Severability

     Every provision of this Note is intended to be severable. In the event any term or provision hereof is declared by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable.

Section 12   Interest Rate Limitation

     The provisions of this Note, the Loan Agreement and the other Loan Documents are hereby expressly limited so that in no contingency or event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Note, the Loan Agreement or of any other Loan Document should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity. In addition, if, from any circumstance whatever, Holder should ever receive as interest an amount which would exceed the highest lawful rate under applicable law, then the amount which would be excessive interest shall be applied as an optional reduction of principal in accordance with the terms of Section 3 of this Note and the provisions of the Loan Agreement (or, at Holder's option, be paid over to Borrower), and will not be counted as interest.

Section 13   Headings

     Headings at the beginning of each numbered section of this Note are intended solely for convenience and are not to be deemed or construed to be a part of this Note.

Section 14   Time is of the Essence

     Time is of the essence with respect to all obligations under this Note.

Section 15   Successors

     All of the rights, privileges and obligations hereof shall inure to the benefit of and shall be binding upon Lender and Borrower and any successors and permitted assigns, if applicable.

Section 16   CHOICE OF LAW; JURISDICTION AND VENUE

     BORROWER ACKNOWLEDGES THAT THIS NOTE WAS SUBSTANTIALLY NEGOTIATED IN THE STATE OF ARIZONA, DELIVERED BY BORROWER IN THE STATE OF ARIZONA AND ACCEPTED BY HOLDER IN THE STATE OF ARIZONA AND THAT THERE ARE SUBSTANTIAL CONTACTS BETWEEN THE PARTIES AND THE TRANSACTIONS CONTEMPLATED HEREIN AND THE STATE OF ARIZONA. FOR PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, BORROWER HEREBY EXPRESSLY SUBMITS TO THE JURISDICTION OF ALL FEDERAL AND STATE COURTS LOCATED IN MARICOPA COUNTY, ARIZONA AND BORROWER CONSENTS THAT IT MAY BE SERVED WITH ANY PROCESS OR PAPER BY


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

REGISTERED MAIL OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ARIZONA IN ACCORDANCE WITH APPLICABLE LAW. FURTHERMORE, BORROWER WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURTS, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER. IT IS THE INTENT OF THE PARTIES HERETO THAT ALL PROVISIONS OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ARIZONA, WITHOUT GIVING EFFECT TO ITS PRINCIPLES OF CONFLICTS OF LAW. NOTHING IN THIS SECTION SHALL LIMIT OR RESTRICT THE RIGHT OF HOLDER TO COMMENCE ANY PROCEEDING IN THE FEDERAL OR STATE COURTS LOCATED IN THE STATES IN WHICH THE COLLATERAL SECURING THE LOAN IS LOCATED TO THE EXTENT HOLDER DEEMS SUCH PROCEEDING NECESSARY OR ADVISABLE TO EXERCISE REMEDIES AVAILABLE UNDER THIS NOTE OR THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered as of the date first set forth above.

                                  BORROWER:

                                  BLUEGREEN VACATIONS UNLIMITED, INC., a Florida corporation

                                  By: /S/ JOHN F. CHISTE
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                                  Printed Name: John F. Chiste
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                                  Its: Treasurer
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                                   Federal ID #:
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